UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2015

LIVE NATION ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32601	20-3247759
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 867-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2015, the Board of Directors (the “Board”) of Live Nation Entertainment, Inc. (the “Company”) approved, and on December 18, 2015 the Company entered into, an Amended and Restated Rights Agreement with Computershare Inc., as rights agent (the “Restated Rights Agreement”). The Restated Rights Agreement amends and restates in its entirety the Company’s existing rights agreement (as previously amended, the “Rights Agreement”).
The purposes of the Restated Rights Agreement are to (i) extend the expiration date of the rights to December 21, 2020, and (ii) add a qualifying offer provision by which stockholders may require the Board to call a special meeting for a stockholder vote on exempting a pending offer to acquire the Company from the provisions of the Restated Rights Agreement, provided the offer meets certain qualifying criteria. This description is only a summary, is not complete and should be read together with the entire Restated Rights Agreement, which has been filed as an exhibit hereto and is incorporated herein by reference.
ITEM 3.03. MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

Item 1.01 above is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

Date:	December 24, 2015	/s/ Kathy Willard
Kathy Willard
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Amended and Restated Rights Agreement, dated as of December 18, 2015, between Live Nation Entertainment, Inc. and Computershare Inc.